EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85217 of Stage Stores, Inc. on Form S-8 of our report dated April 6, 2004, appearing in this Annual Report on Form 10-K of Stage Stores, Inc. for the year ended January 31, 2004.

DELOITTE & TOUCHE LLP

Houston, Texas

April 15, 2004